Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Post-Effective Amendment No. 1 to Form SB-2 of our report dated February 16, 2005, relating to the annual financial statements of Astralis Ltd., and to the reference to our Firm under the caption "Experts" in the Prospectus.

L J Soldinger Associates, LLC

Deer Park, Illinois
October 12, 2005